Exhibit 10.9(bb)

AMENDMENT NO. 2

TO THE

PEDIATRIC SERVICES OF AMERICA, INC. DIRECTORS STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

THIS AMENDMENT NO. 2 to the PEDIATRIC SERVICES OF AMERICA, INC. DIRECTORS STOCK OPTION PLAN (as amended and restated November 28, 2001), effective as of December 3, 2003, subject to the approval of the shareholders of Pediatric Services of America, Inc. (Delaware) (the “Company”);

W I T N E S S E T H

WHEREAS, the Board of Directors of Pediatric Services of America, Inc. (Delaware) (the “Board”) and the shareholders of the Company have approved an amendment and restatement of the Pediatric Services of America, Inc. Directors Stock Option Plan, effective as of November 28, 2001 (the “Directors Plan”);

WHEREAS, the Board has the authority in accordance with Section 10.1 of the Plan to amend the Directors Plan further, subject to the terms and conditions specified in Directors Plan Section 10.2; and

WHEREAS, the Board desires to amend the plan further to increase the number of shares of the common stock of the Pediatric Services of America, Inc. (the “Company”) authorized for the making of grants under the Directors Plan, recognizing that, under the Directors Plan, such an amendment must be approved by the shareholders of the Company;

NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as stated above, but subject to the approval of the shareholders of the Company:

1. Article 4 of the Plan is amended and restated in its entirety to read as follows:

“The stock subject to the Options and other provisions of the Plan may be authorized but unissued or reacquired (whether on the market or otherwise) shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 650,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.”

2. The Plan is updated to reflect the modifications in this Amendment No. 2 by replacing pages 2 and 5 (counted including the title page) with the revised pages attached hereto, so that the resulting document, with the attached replacement pages and the replacement pages adopted pursuant to Amendment No. 1 (to the extent not superseded by this Amendment No. 2) included, will be deemed to be a further amendment and restatement of the Plan to include all amendments through this Amendment No. 2.

3. Except as hereinabove and heretofore amended and modified, the Plan as amended and restated effective November 28, 2001 shall remain in full force and effect.

Adopted by the Board of Directors of

Pediatric Services of America, Inc. on December 3, 2003

Approved by Shareholders, February 6, 2004

REPLACEMENT PAGE FOR PAGE TWO OF PLAN DOCUMENT/Amendment No. 2

PEDIATRIC SERVICES OF AMERICA, INC.

DIRECTORS STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

ARTICLE 1

Purpose

1.1 General Purpose. Pediatric Services of America, Inc. hereby amends and restates the Pediatric Services of America, Inc. Directors Stock Option Plan originally established effective June 10, 1994. This document also reflects Amendments No. 1 (effective November 28, 2001) and No. 2 (effective December 3, 2003) to this Plan. This Plan permits the grant of nonqualified stock options for the purpose of promoting the long-term growth and profitability of the Company by providing Directors with incentives to improve stockholder value and to contribute to the success of the Company through ownership of the Company’s stock. The Company also intends that the Plan will enable the Company to attract and retain persons of outstanding quality.

1.2 Intended Tax Effects of Options. Any NQSO granted hereunder should be taxed in accordance with Code §83.

ARTICLE 2

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1 1933 Act shall mean the Securities Act of 1933, as amended.

2.2 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3 Beneficiary shall mean, with respect to an Optionee, the Person or Persons who acquire the Options of such Optionee by bequest or inheritance. To the extent that an Option has not yet been distributed to such Person or Persons from a deceased Optionee’s estate, an Option may be exercised by the executor or administrator (as applicable) of the deceased Optionee’s estate.

2.4 Board shall mean the Board of Directors of the Company.

2.5 Code shall mean the Internal Revenue Code of 1986, as amended.

2.6 Committee shall mean the Compensation Committee of the Board of Directors, or such other committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below. If the Board does not designate the Compensation Committee or another committee to administer and interpret the Plan, the Board shall act as the Committee.

REPLACEMENT PAGE FOR PAGE FIVE OF PLAN DOCUMENT/Amendment No. 2

Furthermore, no Director serving on the Committee shall be or have ever been an officer of the Company (or any Code §1504 affiliated corporation), or shall be receiving remuneration (directly or indirectly) from such a corporation in any capacity other than as a Director.

3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times, in such manner, and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4 Indemnification. In addition to such other rights of indemnification as they have as Directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of Directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE 4

Stock

The stock subject to the Options and other provisions of the Plan may be authorized but unissued or reacquired, whether on the market or otherwise, shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 650,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option returned to the Company by forfeiture again may become subject to Options under the Plan.

ARTICLE 5

Eligibility to Receive and Grant of Options

5.1 Individuals Eligible for Grants of Options. The individuals eligible to receive Options hereunder shall be the Eligible Directors of the Company.

5.2 Grants of Options. Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the individuals eligible for a grant of Options under the Plan pursuant to Section 5.1 above) to whom Options will actually be granted, the Option Price of the shares